Exhibit 3.7

1388065

FILED

In the office of the Secretary of State of the State of California

OCT 6 1986

MARCH FONG EU, Secretary of State

ARTICLES OF INCORPORATION

OF SANTEE DAIRIES, INC.

I

The name of this corporation is SANTEE DAIRIES, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Ill

The name and address in the State of California of this corporation’s initial agent for service of process is:

Allan P. Brennan 2716 San Fernando Road Los Angeles, California 90065

IV

The corporation is authorized to issue two (2) classes of shares, designated respectively “Common Stock” and “Preferred

Stock”. The number of shares of Common Stock authorized is thirty thousand (30,000), and the number of shares of Preferred Stock authorized is twenty thousand (20,000) shares. The Common Stock shall have voting rights. The Preferred Stock shall have no vote. Except as to the voting rights exclusively belonging to the Common Stock, the Board of Directors may determine the rights, preferences, privileges, and restrictions of the Preferred Stock.

V

Each Common Stock shareholder of the corporation shall be entitled to full preemptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any Common Stock which may be issued at any time or from time to time by the corporation.

DATED: October 5, 1986.

ALLAN P. BRENNAN

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

ALLAN P. BRENNAN

2.

1388065

A485157

FILED

In the office of the Secretary of State of the State of California

DEC 16 1996

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

Bill Jones

BILL JONES, Secretary of State

Fred B. McLaren and Allan P. Brennan certify that:

1. They are the Chairman of the Board of Directors and Secretary, respectively, of Santee Dairies, Inc., a California corporation.

2. Article IV of the Articles of Incorporation of this corporation is amended to read as follows:

“The corporation is authorized to issue two (2) classes of shares, designated respectively, “Common Stock” and “Preferred Stock”. The number of shares of Common Stock authorized is thirty thousand (30,000) shares, and the number of shares of Preferred Stock authorized is forty thousand (40,000) shares. The Common Stock shall have voting rights. The Preferred Stock shall have no vote. Except as to the voting rights exclusively belonging to the Common Stock, the Board of Directors may determine the rights, preferences, privileges, and restrictions of the Preferred Stock.”

3. The foregoing Amendment of Articles of Incorporation has been duly approved by the board of directors of this corporation.

4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders of this corporation in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation’s Stock is 15,500 and the number of shares of Stock voting in favor of this Amendment equal or exceed the vote required. The percentage vote required was more than fifty percent (50%).

We declare under penalty of perjury under the Laws of the State of California that the matters set forth in this Certificate of Amendment of Articles of Incorporation are true and correct of our own knowledge.

Dated: November 19, 1996

Fred B. McLaren, Chairman

Allan P. Brennan, Secretary

I hereby declare that I am one of the persons who executed the foregoing Certificate of Amendment of Articles of Incorporation, which execution is my act and deed.

Fred B. McLaren

NCTO

1388065

A0696836

FILED

In the office of the Secretary of State of the State of California

OCT 14 2009

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

SANTEE DAIRIES, INC.

The undersigned certify that:

1. They are the Chairman of the Board and Chief Executive Officer and Secretary, respectively, of Santee Dairies, Inc., a California corporation (“Corporation”).

2. Article I of the Articles of Incorporation of the Corporation is amended to read in its entirety as follows:

The name of this corporation is:

SBM DAIRIES, INC.

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of this corporation is Twelve Thousand Five Hundred Forty-Five (12,545), all of which voted in favor of the amendment which exceeded the vote required. The percentage vote required to approve the amendment was a majority of such shares.

We further declare under the penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: October 11, 2009

Jack H. Brown

Chairman of the Board

and Chief Executive Officer

Bruce D. Varner, Secretary